EXHIBIT 99.1

Great Southern Bancorp, Inc. announces quarterly dividend of $0.43 per common share

SPRINGFIELD, Mo., Sept. 17, 2025 (GLOBE NEWSWIRE) -- The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.43 per common share dividend for the third quarter of the calendar year ending December 31, 2025.

The dividend will be payable on October 14, 2025, to stockholders of record on September 29, 2025. This represents a $0.03 increase from the prior quarterly dividend of $0.40 per share and is the 143rd consecutive quarterly dividend paid by the Company to common stockholders.

About Great Southern Bank

Headquartered in Springfield, Missouri, Great Southern offers a broad range of banking services to customers. The Company operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta, Charlotte, Chicago, Dallas, Denver, Omaha, and Phoenix. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol “GSBC.”

CONTACT:

Kincade Ayers,
Investor Relations,
(616) 233-0500
GSBC@lambert.com